DATED 27 JULY 2009

THE PERSONS set out in the Schedule

and

WINDRACE INTERNATIONAL COMPANY LIMITED

and

EXCEED COMPANY LTD.

and

2020 CHINACAP ACQUIRCO, INC.

SUPPLEMENTAL AGREEMENT
to
AGREEMENT FOR
SALE AND PURCHASE OF
WINDRACE INTERNATIONAL
COMPANY LIMITED

Deacons
Solicitors & Notaries
5th Floor
Alexandra House
18 Chater Road
Central
Hong Kong
www.deaconslaw.com

Fax : 28100431
Tel : 28259211

AGREEMENT

DATED 27 JULY  2009

PARTIES

(1)	THE PERSONS whose names and addresses are set out in the Schedule (the “Sellers”);

(2)
WINDRACE INTERNATIONAL COMPANY LIMITED, a company incorporated under the laws of the Cayman Islands with limited liability, the registered office of which is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (“Windrace”);

(3)
EXCEED COMPANY LTD., a company incorporated under the laws of the BVI with limited liability, the registered office of which is at PO Box 173, Kingston Chambers, Road Town, Tortola, BVI (the “Purchaser”); and

(4)
2020 CHINACAP ACQUIRCO, INC., a company incorporated under the laws of Delaware with limited liability, the principal place of business of which is at 221 Boston Post Road East, Suite 410, Marlborough, MA  01753 (“SPAC”).

RECITALS

(A)	This Agreement is supplemental to a sale and purchaser agreement made amongst the same parties hereto dated 8 May 2009 (the “Original Agreement”).

(B)	The parties hereto are desirous of amending the Original Agreement in the manner hereinafter appearing with effect from the date hereof.

AGREEMENT

NOW IT IS HEREBY AGREED as follows:

1.	The definition of “Investor Shares” in the Original Agreement is hereby deleted and replaced by the following:

““Investor Shares”
the new ordinary shares in the capital of the Purchaser which will, subject to the terms and conditions of this Agreement, on Closing or at any time within 6 months thereafter be issued in favour of the Third Party Investor(s) or their respective designated nominee(s) credited as fully paid;”

2.	Clause 4.2 of the Original Agreement is hereby deleted and replaced by the following:

“4.2	In the event that: -

(a)
Windrace enters into agreement(s), subject to such terms and conditions to be agreed by the Purchaser and SPAC, with any third party investor(s) (“Third Party Investor(s)”) in relation to an equity investment in Windrace for cash consideration (“Investment Consideration”) between the date hereof and Closing; and

(b)	such Third Party Investor(s) has/have paid to Windrace and/or any other party(ies) as Windrace may direct the Investment Consideration in full,

upon written request of Windrace and in lieu of the issue by Windrace of new Windrace shares to such Third Party Investor(s), the Purchaser shall allot and issue to such Third Party Investor(s) and/or its/their respective nominee(s) on the Closing Date or at any time within 6 months thereafter up to approximately 3,957,784 Investor Shares at a subscription price of US$7.58 per share.”

3.	Clause 8.2 of the Original Agreement is hereby amended by adding to the end of it the following:

“Without prejudice to the generality of the above, each of the Sellers irrevocably and unconditionally undertakes that it shall procure the Purchaser to promptly secure the registration for resale under the securities laws of the Unites States of all the shares in the Purchaser save and except the Additional Shares to be held by the Escrow Agent in escrow subject to and in accordance with Clause 10.2(a)(iii) and the terms and conditions of the Escrow Agreement.”

4.	Clause 12.1 of the Original Agreement is hereby deleted and replaced by the following:

“12.1
Subject to the terms and conditions as may be contained in the agreement(s) with any Third Party Investor(s) as contemplated under Clause 4.2, Windrace undertakes with the Purchaser and SPAC that, from the date hereof, it shall purchase such number of SPAC’s warrants (“SPAC Warrants”) or enter into such other transactions which shall have the effect of reducing the dilutive effect of the SPAC Warrants at such time and consideration as the board of Windrace deems beneficial to the interests of its shareholders.  Any SPAC Warrants repurchased shall be cancelled.”

5.
Save as amended herein, all the other terms and provisions of the Original Agreement shall remain unchanged and shall continue in full force and effect.  In the event of any discrepancies between the terms and provisions in the Original Agreement and those contained in this Agreement, the terms and provisions in this Agreement shall prevail.

6.	This Agreement is supplemental to and shall be construed as one document with the Original Agreement.

7.	Clauses 1, 14, 16 to 19 of the Original Agreement shall apply to this Agreement.

8.	This Agreement shall become effective on the date the authorised representatives of the respective parties hereto execute this Agreement.

SCHEDULE

DETAILS OF SELLERS

Sellers’ name	Sellers’ address (Company Number if applicable)

Mr. Lin Shuipan	No. 103, Qiancanggong Road, Huatingkou Village, Chendai Town, Jinjiang City, Fujian Province, the PRC

Ms. Chen Xiayu	No. 103, Qiancanggong Road, Huatingkou Village, Chendai Town, Jinjiang City, Fujian Province, the PRC

Tiancheng Int’l Investment Group Limited	Unit B, 16th Floor, CKK Comm Ctr, No 289-295 Hennessy Road, Wan Chai, Hong Kong (Company number: 1203761)

RichWise International Investment Group Limited	Sea Meadow House, Blackburne Highway, Road Town, Tortola, BVI (Company number: 625725)

HK Haima Group Limited	Unit B, 16th Floor, CKK Comm Ctr, No 289-295 Hennessy Road, Wan Chai, Hong Kong (Company number: 1203741)

Eagle Rise Investments Limited	Sea Meadow House, Blackburne Highway, Road Town, Tortola, BVI (Company number: 1453334)

IN WITNESS whereof this Agreement has been duly executed on the date first above written.

EXECUTED AS AN AGREEMENT

SIGNED BY SHUIPAN LIN	) /s/ Shuipan Lin
in the presence of :-)

SIGNED BY XIAYU CHEN	) /s/ Xiayu Chen
in the presence of :-)

SIGNED BY	)/s/
)
for and on behalf of	)
TIANCHENG INT’L	)
INVESTMENT GROUP LIMITED	)
in the presence of :-)

SIGNED BY	)/s/
)
for and on behalf of	)
RICHWISE INTERNATIONAL	)
INVESTMENT GROUP LIMITED	)
in the presence of :-)

SIGNED BY	)/s/
)
for and on behalf of	)
HK HAIMA GROUP LIMITED	)
in the presence of :-)

SIGNED BY Lon Zong Hong	) /s/Lon Zong Hong
)
for and on behalf of	)
EAGLE RISE INVESTMENTS	)
LIMITED	)
in the presence of :-)

SIGNED BY Lin Shuipan	) /s/ Lin Shuipan
)
for and on behalf of	)
WINDRACE INTERNATIONAL	)
COMPANY LIMITED	)
in the presence of :- Tai Yau Ting	)/s/ Tai Yau Ting

SIGNED BY Louis Koo	) /s/ Louis Koo
)
for and on behalf of	)
EXCEED COMPANY LTD.	)
in the presence of :- Adrian Chan	) /s/Adrian Chan

SIGNED BY Louis Koo	) /s/ Louis Koo
)
for and on behalf of	)
2020 CHINACAP ACQUIRCO, INC.	)
in the presence of :- Adrian Chan	) /s/Adrian Chan